Exhibit 10.53

OMNIBUS AMENDMENT TO

PARTICIPATION AGREEMENT

AND

PUT OPTION AGREEMENT

DATED AS OF NOVEMBER 10, 2008

HEALTH NET FUNDING, INC.,

HEALTH NET, INC.,

LODGEMORE HOLDINGS INC.

ING BANK N.V

and

HEALTH NET FINANCING, L.P.

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THIS OMNIBUS AMENDMENT TO PARTICIPATION AGREEMENT AND PUT OPTION AGREEMENT (this “Amendment”), dated as of November 10, 2008 is entered into among HEALTH NET FUNDING, INC., a corporation organized under the laws of the State of Delaware (together with its permitted assigns and successors, “U.S. Investor”), HEALTH NET, INC., a publicly traded U.S. Corporation (together with its permitted assigns and successors, “U.S. Parent”), LODGEMORE HOLDINGS, INC., a Canadian corporation (together with its permitted assigns and successors, “Canadian Investor”), ING BANK N.V., a public limited liability company organized under the laws of the Netherlands (together with its permitted assigns and successors, “Credit Risk Bank”) and HEALTH NET FINANCING, L.P., a Delaware limited partnership (together with its permitted assigns and successors, the “Partnership”).

WITNESSETH:

WHEREAS, U.S. Investor, U.S. Parent, Canadian Investor, Credit Risk Bank and the Partnership entered into that certain Participation Agreement, dated as of December 19, 2007 among U.S. Investor, U.S. Parent, Canadian Investor, Credit Risk Bank and the Partnership (as amended by the First Amendment thereto, dated as of April 29, 2008, the “Participation Agreement”);

WHEREAS, U.S. Investor, Canadian Investor and Credit Risk Bank are parties to the Put Option Agreement; and

WHEREAS, U.S. Investor, U.S. Parent, Canadian Investor, Credit Risk Bank and the Partnership wish to further amend certain provisions of the Participation Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1. All capitalized terms used herein (including in the recitals above) shall, unless otherwise defined herein, have the respective meanings set forth in Appendix A to the Participation Agreement.

Section 1.2. In this Amendment, unless the context shall otherwise require:

(a) all references to sections, exhibits, schedules or appendices are references to sections, exhibits, schedules or appendices of this Amendment unless otherwise stated:

(b) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder or any law enacted in substitution or replacement therefor;;

(c) the headings are inserted for convenience only and shall not define or limit, nor affect the interpretation of, the provisions hereof;

(d) words denoting the singular only shall include the plural and vice versa;

(e) “include” and “including” are not limiting; and;

(f) all references to documents are to those documents as amended, modified and supplemented from time to time.

ARTICLE II

AMENDMENTS

Section 2.1. Amendment of Section 7.04(a) and Section 7.04(b) of the Participation Agreement.

Section 7.04(a) and Section 7.04(b) of the Participation Agreement are hereby amended as follows:

(a) any text in Schedule 2.1 hereto that is struck through shall be deleted; and

(b) any text in Schedule 2.1 hereto that is double underscored shall be added.

Section 2.2. Amendment of Appendix A to the Participation Agreement.

The definitions of “Change of Control”, “Restricted Payment”, “Swap Termination Value” and “Synthetic Lease” are hereby amended as follows:

(a) any text in Schedule 2.2 hereto that is struck through shall be deleted; and

(b) any text in Schedule 2.2 hereto that is double underscored shall be added.

Section 2.3. Amendment to Article IV of the Put Option Agreement.

Clause (l) of Article IV of the Put Option Agreement is hereby amended as follows:

(a) any text in Schedule 2.3 hereto that is struck through shall be deleted; and

(b) any text in Schedule 2.3 hereto that is double underscored shall be added.

ARTICLE III

COUNTERPARTS; MISCELLANEOUS

Section 3.1. This Amendment may be signed in two or more counterparts which, when taken together, shall constitute one and the same instrument.

Section 3.2. Excepted as amended hereby, the Participation Agreement and the Put Option Agreement remain in full force and effect.

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ARTICLE IV

GOVERNING LAW

Section 4.1. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, this Amendment has been executed on behalf of the parties as of the day and year first above written.

HEALTH NET FUNDING, INC.

By:	/s/ Jonathan Rollins
Name: Jonathan Rollins Title: Treasurer

HEALTH NET, INC.

By:	/s/ Jonathan Rollins
Name: Jonathan Rollins Title: Treasurer

LODGEMORE HOLDINGS, INC.

By:	/s/ Kieran O’Donnell
Name: Kieran O’Donnell Title: Director

ING BANK N.V.

By:	/s/ Albert Jan Visser
Name: Albert Jan Visser Title: Managing Director

By:	/s/ B. Petit-Yuelin
Name: B. Petit-Yuelin Title: Director

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HEALTH NET FINANCING, L.P.

By:	Health Net Funding, Inc., as General Partner

By:	/s/ Jonathan Rollins
Name: Jonathan Rollins Title: Treasurer

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Schedule 2.1

to Omnibus Amendment

Section 7.04 Financial Information

U.S. Parent will furnish to Canadian Investor and Credit Risk Bank:

(a) as soon as available and in any event within 95 days (or within fifteen days after such other time period required by the SEC) after the end of each fiscal year of U.S. Parent, its audited consolidated balance sheet and related statements of operations, shareholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of U.S. Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP (Canadian Investor and Credit Risk Bank agree that U.S. Parent’s obligations under this paragraph (a) will be satisfied in respect of any fiscal year by delivery to Canadian Investor within 95 days (or within ~~five~~fifteen days of such other time period required by the SEC) after the end of such fiscal year of its annual report for such fiscal year on Form 10-K as filed with the SEC);

(b) as soon as available and in any event within 50 days (or within fifteen days after such other time period required by the SEC) after the end of each of the first three fiscal quarters of each fiscal year of U.S. Parent (beginning with the fiscal quarter ending on March 31, 2007), its consolidated balance sheet and related statements of operations and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Responsible Officers as presenting fairly in all material respects the financial condition and results of operations of U.S. Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes (Canadian Investor and Credit Risk Bank agree that U.S. Parent’s obligations under this paragraph (b) will be satisfied in respect of any fiscal quarter by delivering to the Canadian Investor within 50 days (or within ~~five~~fifteen days after such other time period required by the SEC) after the end of such fiscal quarter of its quarterly report for such fiscal quarter on Form 10-Q as filed with the SEC);

Schedule 2.2

to Omnibus Amendment

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“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all Capital Stock that such person or group has the right to acquire (such right, an “~~option right~~ Option Right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of twenty-five percent (25%) of the Capital Stock of U.S. Parent entitled to vote for members of the board of directors or equivalent governing body of U.S. Parent on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of U.S. Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (ii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clauses (ii) and (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

Notwithstanding the foregoing, “Option Right” shall not include any Capital Stock which any person or group has a right to acquire as a result of a merger or acquisition agreement and U.S. Parent shall not be deemed to have any beneficial ownership of Capital Stock of U.S. Parent.

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“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of U.S. Parent or any Subsidiary thereof, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of U.S. Parent or any Subsidiary thereof, now or hereafter outstanding, and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of U.S. Parent or any Subsidiary thereof, now or hereafter outstanding (excluding any such payments with respect to convertible Indebtedness which has not yet been converted).

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“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include Canadian Parent or Credit Risk Bank or any Affiliate of either of Canadian Parent or Credit Risk Bank).

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“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby (a) the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on the balance sheet under GAAP and (b) the capitalized amount of the remaining lease payments under the relevant lease exceeds an amount equal to 10% of Consolidated EBITDA for the period of the four quarters most recently ended for which U.S. Parent has delivered financial statements pursuant to Section 7.04(a) or (b) of the Participation Agreement.

Schedule 2.3

to Omnibus Amendment

(1) The Net Assets of the Partnership at any time equal less than (A) 95% of (B) (x) the value of such Net Assets as of the Closing Date minus (y) the excess of (i) the aggregate amount of any cash distributed to the General Partner in accordance with the last sentence of Section 5.2 of the Partnership Agreement over (ii) the aggregate amount of any cash contributed by the General Partner after the Closing Date pursuant to Section 3.3(b) of the Partnership Agreement. For purposes of the foregoing, “Net Assets” shall mean Permitted Assets less Permitted Liabilities.